This Royalty Agreement made this 4th day of October 2001,

Between:	ENERGY MEDICINE DEVELOPMENTS INC. #104-630 Columbia Street New Westminster, BC V3M 1A5 (hereinafter referred to as EMD)
And:	GLOBAL INNOVATIVE SYSTEMS, INC. (an OTC - BB - NASDAQ company) incorporated in Las Vegas, Nevada (hereinafter referred to as GBIS)

WHEREAS the principals of EMD have developed and marketed a medical device known as "Enermed Therapy."

GBIS wishes to grant a Royalty to EMD for the right to manufacture, use, distribute, market and sell the Medical Device and derivative or related products and any new products that may be developed by either EMD or GBIS.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants, and agreements herein contain, and in consideration of the payment of ONE ($1.00) DOLLAR now paid by GBIS to EMD, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree:

1. Term

The royalty to be paid by GBIS pursuant to this Agreement in perpetuity.

2. Royalty

GBIS shall pay EMD the following Royalties during each of its fiscal years:

(1) 0-50,000 Devices: GBIS shall pay to EMD seven percent (7%) of the selling price for the first 50,000 devices sold each year of this Royalty Agreement;

(2) Over 50,000 Devices: GBIS shall pay EMD Five (5%) percent of the selling price for each device sold beyond the initial 50,000 devices per annum.

(3) Other Products:

(1) GBIS shall pay to EMD (10%) percent of the gross selling price, prior to any discounts, of any other product manufactured, sold, or distributed by GBIS.

(2) For the purpose of calculating the Royalty the selling price shall mean the amount charged to customers/patients prior to any discounts.

(3) GBIS shall pay all Royalties to EMD at the end of each calendar month for sales in the previous month.

3. Authority

GBIS has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement:

(1) GBIS is a corporation duly incorporated and subsisting under the laws of the State of State of Nevada.

(2) the execution of this Agreement and the consummation of the transaction contemplated in this Agreement has been duly authorized by all necessary corporate action on behalf of GBIS, and this Agreement has been duly executed and delivered by GBIS and is a valid and binding obligation of GBIS enforceable in accordance with its term; and

(3) the representations and warranties contained herein shall continue in full force and effect beyond the date of this Agreement and GBIS shall indemnify EMD for any and all losses and damages which GBIS may suffer as a result of a breach by GBIS of any representations and warranties.

4. Books of Account and Reports

(1) GBIS shall keep at its usual place of business full and accurate records and account in respect of the manufacture, use, distribution and sale of the medical Device;

(2) During the term of this Agreement GBIS shall permit EMD, or its duly authorized representative, at all reasonable times during business hours to view books and records of GBIS. Inspection costs shall be borne by GBIS;

(3) During the term of the Agreement, GBIS shall provide annual financial statements (the "Annual Reports") to EMD, consisting of a balance sheet and a statement of profit and loss, which Annual Reports shall be delivered to EMD within Ninety (90) days after GBIS's fiscal year end;

5. Default

(1) Failure by GBIS to comply with any term or condition of this Agreement shall entitle EMD to legal recourse, including applying to the court to stop GBIS from manufacturing and distributing product prior to curing the dispute.

6. Records

(1) GBIS shall keep true and detailed records of its business and Royalties payable hereunder, and, shall within Thirty (30) days after the end of each of each month, pay GBIS the Royalties, deliver to EMD a true account thereof in respect of the proceeding month (or any part thereof in the fist or last month of this Agreement) up to the end of the last preceding month.

(2) GBIS shall permit any duly authorized representative of EMD access to the accounts, records, and vouchers of GBIS and, shall furnish such evidence as the representative shall deem necessary to verify the statements and sales volumes rendered by GBIS to EMD pursuant to this Agreement and shall also permit such representative to take copies of and extracts from the said accounts. The provisions of this clause shall remain operative notwithstanding the termination of this Agreement, until the settlement of all subsisting claims of EMD hereunder.

(3) GBIS shall further permit any duly authorized representative of EMD upon reasonable notice to enter into and upon any premises of GBIS where any part of the business is operated by GBIS for the purpose of inspection the same and generally of ascertaining that the provisions of this Agreement are being complied with by GBIS.

7. Notices

(1) All notices, payments and other required communications (herein collectively called the "Notices") to the parties hereto shall be delivered in person or by double-registered mail or by facsimile or by e-mail to each party at the following address:

If to GBIS:
"Global Innovation Systems, Inc.
#770-175-2nd Ave.
Kamloops, BC,
V2C 5W1

If to EMD:
"Energy Medical Developments Inc."
#104-630 Columbia Street
New Westminster, BC,
V3M 1A5

All Such notices shall be effective and shall deem to have been delivered:

(1) if by personal delivery on the date of delivery if delivered prior to 16:00 local time, and if not delivered prior to 16:00 local time, the next business day following delivery,

(2) if by double-registered mail, on the third business day following mailing of same,

(3) if by any other method, on the third business day following delivery of same.

8. Arbitration

(a) In the event of a dispute between the parties hereto with respect to any term or condition of this Agreement which dispute cannot be resolved by the parties, then and in that event the matter shall be referred to a single arbitrator pursuant to the provisions of the Commercial Arbitration Act, S.B.C. 1986 c. 3., and amendments and substitutions thereto, whose decision shall be final and binding upon all parties hereto.

9. Further Assurances

(1) The parties hereto agree that they shall take from time to time such actions and shall execute all such additional instruments and documents as may be necessary or convenient to implement and carry out the full intent and purpose of this Agreement.

10. Entire Agreement

(1) This Agreement contains the complete and exclusive statement of the Agreement between the parties and supersedes all prior and contemporaneous Royalty Agreements, understandings, proposals, negotiations, representations, or warranties of any kind whether oral or written.

11. Proper Law

(1) This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia, Canada.

12. Severability

(2) If any provision of this Agreement is declared by a Court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be served from the Agreement and the other provisions shall remain in full force and effect.

13. Interpretation

(1) Titles and paragraph headings contained in this Agreement are for the purpose of reference only and shall not affect the interpretation of this Agreement.

(2) Whenever the parties or the context in this Agreement may require, any reference to a person, whether a party to this Agreement or not, will include that person's heirs, executors, administrators, legal personal representatives, successors, and assigns.

(3) All references herein to any person, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires.

(4) When the context hereof makes it possible, the word "person" appearing in this Agreement includes in its meaning any firm and any body corporate or politic.

14. Time

Time shall be of the essence of this Agreement.

15. Enurement

This Agreement shall be binding upon and ensure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal personal representatives, successors, and assigns.

16. Execution

This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute One original document, and such parts, if more than One, shall be read together and construed as if all the signing parties had executed One copy of this Agreement.

IN WITNESS WHEREOF the parties have set their hands and seals and/or affixed their corporate seals by their proper officers upon the day and year first above written.

Energy Medicine Developments Inc.

Per: /s/ signed

Global Innovative Systems, Inc.

Per: /s/ signed
President